Company Contact:                          Investor Relations:
Iron Eagle Group, Inc.                    Alliance Advisors, LLC
Mr. Jason M. Shapiro, CFA, CPA, J.D.      Alan Sheinwald
Chief Financial Officer                   President
Phone:  +1 (917) 969-4845                 Phone:  +1 (914) 669-0222
Email: jasons@ironeaglegroup.com Email: asheinwald@allianceadvisors.net

Website: www.ironeaglegroup.com       Website: www.allianceadvisors.net


FOR IMMEDIATE RELEASE

Iron Eagle Wins $5.9 Million Contract to Design and Build LEED
Certified Facility

NEW YORK, March 30, 2011 (MARKET WIRE) -- Iron Eagle Group, Inc.
(OTCQB: IEAG) ("Iron Eagle"), a construction and contracting services provider in both the infrastructure, commercial, and government markets, through its subsidiary Delta Mechanical Contractors, today announced it was recently awarded an $5.9 million HVAC, plumbing and fire protection contract by Absher Construction Company. This project is expected to commence in the summer of 2011 and be completed during the summer of 2012.

Based in Seattle, WA, Absher (www.abshernw.com) is a nationally recognized contractor that performs work on government properties ranging from Rhode Island to Hawaii. As part of this particular Newport, RI project, the Company is providing design/build services for a multi-story LEED Silver certified facility. LEED, or Leadership in Efficiency and Environmental Design, is a building certification program run by the U.S. Green Building Council, and is important as builders incorporate energy efficiencies into high tech construction design and builds.

"This contract is evidence of our ability to bid and win desirable government projects, and Iron Eagle continues to benefit from an increase in spending on infrastructure," commented Joseph LoCurto, Chairman of the Board. "We have assembled a great team with the resources and capabilities to play a significant role in the rebuilding of our nation's infrastructure and generate exceptional returns for our shareholders."

In addition, Iron Eagle reports that it has completed $8.5 million of work for a construction project for the University of Rhode Island Biotech and Life Science Center. The Company was hired by Gilbane Building Company, a nationally recognized, Providence RI based, general contractor (www.gilbaneco.com) to install the Plumbing and HVAC Systems in this LEED Silver certified project.

About Iron Eagle Group, Inc.
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the large $100 billion market opportunity in infrastructure construction created by the federal government's stimulus package as in addition to the billions of federal funds that have been approved to be spent at the state level for projects throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage by being able to provide higher levels of construction surety bonds. Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as well as working as a subcontractor to some of the multi-billion dollar prime contractors in the United States.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.